Credit Suisse First Boston

ABSC 2005 - HE1

Group 2

2,999 records

Balance: 565,062,170

_____________________________________________________________________________________________________________________

Selection Criteria: Group 2

Table of Contents

1. Combined Loan-to-Value Ratio

_____________________________________________________________________________________________________________________

1. Combined Loan-to-Value Ratio

Combined Loan-to-Value Ratio	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% Owner Occupied
10.01 - 15.00	1	$75,000.00	0.01%	524	11.68%	9.500%	100.00%
15.01 - 20.00	1	215,000.00	0.04	598	18.30	5.750	100.00
20.01 - 25.00	1	110,000.00	0.02	680	24.44	5.250	100.00
25.01 - 30.00	4	233,000.00	0.04	656	28.16	6.424	78.54
30.01 - 35.00	8	807,771.58	0.14	598	33.70	6.564	92.82
35.01 - 40.00	8	871,425.00	0.15	571	38.46	7.122	74.75
40.01 - 45.00	10	1,252,513.48	0.22	624	43.58	6.817	91.22
45.01 - 50.00	13	2,891,315.15	0.51	586	48.14	6.653	97.13
50.01 - 55.00	24	5,247,132.81	0.93	625	52.89	6.457	100.00
55.01 - 60.00	37	8,757,075.36	1.55	623	57.75	6.501	85.07
60.01 - 65.00	57	15,332,660.56	2.71	604	63.40	6.483	92.91
65.01 - 70.00	106	30,804,250.10	5.45	604	68.60	6.768	94.36
70.01 - 75.00	128	36,148,592.26	6.40	608	73.72	6.559	97.32
75.01 - 80.00	169	49,666,090.88	8.79	615	78.89	6.584	97.57
80.01 - 85.00	157	46,954,969.15	8.31	612	83.87	6.861	93.27
85.01 - 90.00	305	91,922,114.99	16.27	630	88.44	6.898	90.80
90.01 - 95.00	253	61,402,708.28	10.87	640	92.19	7.241	96.33
95.01 - 100.00	1,717	212,370,550.74	37.58	662	88.00	7.833	98.98
Total:	2,999	$565,062,170.34	100.00%	636	83.42%	7.204%	95.95%

Minimum: 11.68%

Maximum: 100.00%

Weighted Average: 88.43%

Top

_____________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________

Credit Suisse First Boston

11 Madison Avenue

New York, New York 10010

www.csfb.com

Dec 17, 2004 14:22

_____________________________________________________________________________________________________________________

Disclaimer:This material is provided to you solely for informational purposes, is intended for your use only and does not constitute an offer or commitment, a solicitation of an offer or commitment, or any advice or recommendation, to enter into or conclude any transaction (whether on the indicative terms shown or otherwise). This material has been prepared by CSFB based on assumptions and parameters determined by it in good faith. It is important that you (recipient) understand that those assumptions and parameters are not the only ones that might reasonably have been selected or that could apply in connection with the preparation of these materials or an assessment of the transaction described above. A variety of other or additional assumptions or parameters, or other market factors and other considerations, could result in different contemporaneous good faith analyses or assessment of the transaction described above. Past performance should not be taken as an indication or guarantee of future performance, and no representation or warranty, express or implied is made regarding future performance. Opinions and estimates may be changed without notice. The information set forth above has been obtained from or based upon sources believed by CSFB to be reliable, but CSFB does not represent or warrant its accuracy or completeness. This material does not purport to contain all of the information that an interested party may desire. In all cases, interested parties should conduct their own investigation and analysis of the transaction(s) described in these materials and of the data set forth in them. Each person receiving these materials should make an independent assessment of the merits of pursuing a transaction described in these materials and should consult their own professional advisors. CSFB may, from time to time, participate or invest in other financing transactions with the issuers of the securities referred to herein, perform services for or solicit business from such issuers, and/or have a position or effect transactions in the securities or derivatives thereof. Structured securities are complex instruments, typically involve a high degree of risk and are intended for sale only to sophisticated investors who are capable of understanding and assuming the risks involved. The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the credit quality of any issuer or reference issuer. Any investor interested in purchasing a structured product should conduct its own investigation and analysis of the product and consult with its own professional advisers as to the risks involved in making such a purchase.